DLM 13460

NUMBER



DEL MONTE FOODS COMPANY



SHARES

COMMON

PAR VALUE
$0.01
PER SHARE

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON

PAR VALUE
$0.01
PER SHARE

THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK

CUSIP 24522P 10 3

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 EACH OF THE COMMON STOCK OF *Del Monte Foods Company*

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the signatures of its duly authorized officers.

CERTIFICATE OF STOCK

Dated

COUNTERSIGNED AND REGISTERED
THE BANK OF NEW YORK
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

SECRETARY

DEL MONTE FOODS COMPANY
DELAWARE
1998

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Del Monte

Del Monte